Exhibit 10.1




              TRANSITION SERVICES AGREEMENT


                         between


                CNF SERVICE COMPANY, INC.


                           and


          CONSOLIDATED FREIGHTWAYS CORPORATION
                    TABLE OF CONTENTS


ARTICLE 1  SERVICES TO BE PROVIDED

     Section 1.1  General Description; Provision of
                    Services; Volume Discounts          2
     Section 1.2  Performance Levels                    2
     Section 1.3  Instructions                          3
     Section 1.4  Consents; Indemnification; Assets     3
     Section 1.5  Systems Availability and Data
                    Integrity                           5
          Section 1.6  Systems Users                    5

ARTICLE 2  PAYMENT FOR SERVICES

          Section 2.1  Costs                            6
          Section 2.2  Invoices; Payment Procedures     6
          Section 2.3  Disputed Fees                    7

ARTICLE 3  TERM; TERMINATION OF SERVICES

     Section 3.1  Term                                  7
     Section 3.2  Termination of Services               8

ARTICLE 4  COOPERATION

     Section 4.1  Cooperation                           8
     Section 4.2  Provider Administrative Records       9
     Section 4.3  Periodic Review of Services           9

ARTICLE 5  FORCE MAJEURE

     Section 5.1  Force Majeure                         9

ARTICLE 6  CONFIDENTIALITY

     Section 6.1  Confidentiality                      10

ARTICLE 7  MISCELLANEOUS

     Section 7.1  Notices                              12
     Section 7.2  Severability                         13
     Section 7.3  Binding Effect; Assignment           13
     Section 7.4  No Third Party Beneficiaries         13
     Section 7.5  Interpretation                       13

     Section 7.6  Jurisdiction and Consent to
                   Service                             13
     Section 7.7  Entire Agreement                     14
     Section 7.8  Governing Law                        14
     Section 7.9  Counterparts                         14
     Section 7.10  Relationship of the Parties         14
     Section 7.11  Waiver                              15
     Section 7.12  Sole Remedy; No Damages             15
     Section 7.13  Indemnification                     15





              TRANSITION SERVICES AGREEMENT

          TRANSITION SERVICES AGREEMENT ("Agreement") dated as of December 2, 1996, by and between CNF Service
Company, Inc., a corporation organized under the laws of the State of Delaware (together with its wholly owned subsidiaries, "Provider"), and Consolidated Freightways
Corporation, a corporation organized under the laws of the State of Delaware (together with its wholly owned subsidiaries, "Recipient").

                  W I T N E S S E T H

          WHEREAS, Provider is a wholly owned subsidiary of Consolidated Freightways, Inc., a Delaware corporation
("CFI");

          WHEREAS, pursuant to that certain Distribution
Agreement dated as of the date hereof (the "Distribution
Agreement"), all of the shares of common stock of Recipi ent are being distributed (the "Distribution") to the stockholders of CFI;

          WHEREAS, prior to the Distribution, Leland
James Service Corporation, a Delaware corporation
("LJSC") provided services to Consolidated Freightways
Corporation of Delaware ("CFCD"), the principal operating subsidiary of Recipient;

          WHEREAS, in connection with the Distribution, certain service capabilities of LJSC are being trans ferred to Provider;

          WHEREAS, in order for Recipient to operate CFCD effectively in a transition period following the consumma tion of the Distribution, Recipient desires to enter into certain arrangements with Provider with respect to the performance of certain transition services;

          WHEREAS, Provider is willing to enter into such transition arrangements on the terms and conditions set forth herein.

                        Page 1



          NOW, THEREFORE, the parties hereto agree as follows:

              2    SERVICES TO BE PROVIDED

          2.1 General Description; Provision of Services; Volume Discounts. (a) The purpose of this Agreement is to set forth the terms upon which Recipient is to receive cer tain services from Provider on an interim basis after the Distribution on the terms and subject to the conditions herein (the "Services").

               a) Pursuant to the terms and conditions of this Agreement, Provider shall provide, and Recipient shall purchase, the Services as described in Exhibit A hereto;
provided, however, that each of the parties hereto acknowledges and agrees that Services may be added to, or deleted from, Exhibit A by mutual consent of the parties at any time (and the Service Fees (as defined) adjusted appropriately).

          2.2    Performance Levels.  In providing the Services,
Provider shall perform according to the performance levels maintained by LJSC in the past; or, should any in stance arise in which none of such performance levels ap plies, Provider shall act to substantially the same extent, in substantially the same manner and with sub stantially the same degree of care and diligence as LJSC would have acted, prior to the Distribution, if it had provided such Services to CFCD. Each Service shall be provided priority no less favorably than in the past, con sistent with past practices and without discrimination against Recipient.

          2.3 Instructions. The parties agree that the Services provided by Provider shall be essentially ministerial in nature so that Provider shall, in all matters requiring the exercise of discretion, follow Recipient's instruc tions, which shall be promptly provided to Provider by Recipient to the extent requested by Provider and which must be provided in writing if so requested. With re spect to post-Distribution occurrences for which Provider is to perform Services as set forth in numbers 25, 26, 27, 28, 31 and 32 on Exhibit A, the parties agree that Provider shall be under no obligation to perform any (or any part of) such Services without clear, written in structions from Recipient. Notwithstanding the fore going, Provider shall not be required to follow any such instructions that, in Provider's reasonable judgment, are inconsistent with the proper performance of its responsi bilities, or that require the exercise of discretion, including without limitation the making of decisions regarding the hiring or firing of employees. The parties agree that it is their intent that Provider not be deemed a fiduciary with respect to plans subject to the Employee
Retirement Income Securities Act of 1974, as amended.

          2.4 Consents; Indemnification; Assets. (a) If the provision of any of the Services by Provider to Recipient would place CFI, Provider or any other subsidiary of CFI in violation or breach of any contract or license (other than software licenses, which are addressed in Section
3.1(g) of the Distribution Agreement) between any such entity and any third party, then Recipient and Provider shall use their respective commercially reasonable ef forts, with all costs thereof to be borne by Recipient to obtain forthwith any consent required for Provider to provide such Services to Recipient, and Recipient shall indemnify and hold harmless Provider against all Losses and Liabilities relating to any claims arising from any such alleged violation or breach, such indemnification to be provided in a like manner to the provision of indemni fication under the Distribution Agreement. If, after the exercise of such efforts, such consent cannot be ob tained, Provider shall use commercially reasonable ef forts to provide Recipient with functionally equivalent
Services with any additional costs required in providing such Services to be borne by Recipient. Recipient shall indemnify and hold harmless Provider against all Losses and Liabilities (including, without limitation, as relates to software maintenance costs to the extent not otherwise paid by Recipient as contemplated by Section
2.1) which arise from or in any way relate to (i) the use of any software or hardware provided by Recipient or (ii) the use of any software or hardware in connection with the performance of the Services hereunder provided to Recipient, such indemnification to be provided in a like manner to the provision of indemnification under the Distribution Agreement. The provisions of this Section
1.4(a) shall not alter the agreement of Recipient and Provider's parent company as provided in Section 3.1(g) of the Distribution Agreement.

               a) The Service Fees (as defined) to be paid by Recipient hereunder shall subsume all costs incurred by Provider in connection with the performance of its obligations hereunder and in respect of which separate payment or indemnification by Recipient is not otherwise contemplated hereby, including, but not limited to, per sonnel (including fringe benefits and management fees relating thereto), computer hardware, computer time, printers, voice and data telecommunications equipment, file cabinets, paper files, administrative records, photo copies, incidentals and all other assets owned by Provider after the Distribution which are needed in connection with the provision of such Services on a routine and non-routine basis and during peak and non-peak periods; and any such equipment may be replaced from time to time by Provider with functionally equivalent or upgraded equipment.

               b) (i) All data, software or other property or assets owned or created by Recipient (other than the intellectual property rights which Recipient has acknowl edged to be vested in CFI pursuant to Section 3.1(f) of the Distribution Agreement) shall remain the sole and exclusive property and responsibility (including, without limitation, with respect to maintenance, modification and upgrade) of Recipient. Provider shall not acquire any rights in any such data, software or other property or assets, including any derivative works of Recipient-owned software or data created by Provider, pursuant to this Agreement or Provider's performance hereunder.

                    (ii) All data, software or other prop
erty or assets which are owned by Provider, including without limitation derivative works thereof and new data or software created by Provider at Provider's sole ex pense pursuant to the provision of Services ("Provider
Software") shall be the sole and exclusive property and responsibility (including, without limitation, with respect to maintenance, modification and upgrade) of Pro vider and any interest of Recipient therein shall be limited to the Licensed Materials (as defined in the Dis tribution Agreement) and the Additional Licenses (as defined in the Distribution Agreement), if any. Recipi ent shall not acquire any other rights in any such data, software or other property or assets pursuant to this Agreement or Recipient's performance hereunder.

               c) If as a result of unanticipated events or condi tions, Recipient reasonably determines that it requires modification of any of the Services or software used in connection therewith upon Recipient's request, Provider shall so modify the Services or software used in connec tion therewith upon Recipient's request (i) to the extent commercially reasonable, (ii) to the extent such modifi cations do not adversely affect Provider's ability to maintain its computer systems in connection with its continuing business, and (iii) at Recipient's sole cost and expense subject to Recipient's approval of Provider's estimate. Moreover, Provider may suggest modification of software and may, in its sole discretion, offer to share in the cost thereof if it determines that any such modifications may be beneficial to Provider. Recipient shall have exclusive ownership rights to any software modifications it pays for solely, and shared rights to such modifications with respect to which, and only to the extent that, it shares in the payment therefor.

               d) Provider shall provide all support and assistance reasonably requested by Recipient, at an arm's-length, negotiated price, in connection with the transfer of any and all Services from Provider to Recipient or any of its affiliates or an alternative third-party service provider selected by Recipient. Specifically, upon the request of Recipient, during the term of this Agreement, Provider shall deliver to Recipient (or as directed by Recipient), at the Recipient's request and with minimal interruption to the operations of Provider or its affiliates, all data and programs owned by Recipient or licensed by Recipient from third party vendors, and all backup or archival copies thereof (or any part thereof as specified by Recip ient), in hard copy, electronic, magnetic or any other form which is then in Provider's possession or control, as requested by Recipient, and (in the event that this Agreement is terminated) copies of all material licensed pursuant to Section 3.1(g) of the Distribution Agreement by Recipient from Provider (with reasonable instructions for the installation and use thereof).

          2.5    Systems Availability and Data
Integrity. Provider shall maintain, consistent with past practices, operational recovery procedures to insure the availability of systems and the integrity of data relat ing to the Services at all times. In the event of the unavailability of any such systems or the loss or de struction of any such data, Provider shall use commer cially reasonable efforts consistent with past practices to restore such systems and recover or replace such data as quickly and completely as possible.

          2.6 Systems Users. In each case as it relates to Recipient's employees, consultants, affiliates or autho rized customers during the term of this Agreement the addition or deletion of authorized users ("Users"), including persons authorized at the application-level or system-level, in regard to any computer system, the modi fication of computer system authority or access granted to any person, and the control generally of access to and use of computer systems, is to be at the direction of Recipient, and Provider shall permit no changes in such access or use without prior written notice to and consent from Recipient. No User will be allowed system authority or access greater than at the application level without the prior written consent of Provider. Each party shall indemnify and hold harmless the other against all degrada tions in performance levels caused by users authorized for system level access on behalf of, or at the request of, such first party, such indemnification to be provided in a like manner to the provision of indemnification under the Distribution Agreement.

3                 PAYMENT FOR SERVICES

          3.1 Costs. The prices charged for the Services shall initially be those set forth in Exhibit A, which have been negotiated on an arm's-length basis (the "Service
Fees"). The Service Fees shall be adjusted on an arm's-length basis every 3 months, except that the Service Fees for the period from the Distribution Date through March
31, 1997 shall be as indicated on Exhibit A and Provider shall, not less than 3 months before any proposed adjustment to Service Fees, provide Recipient with de tails of any proposed adjustment and justification there for. The Parties shall negotiate in good faith to reach an agreement within 30 days. Recipient shall not be charged a fee for any improvements or upgrades to facili ties or equipment without its prior written consent;
provided, however, that Recipient acknowledges and agrees that its failure to timely provide any such consent may adversely affect its abilities to receive Services here under, and Provider shall not be liable for any harm to Recipient resulting therefrom. Notwithstanding the immediately preceding sentence, all maintenance fees relating to software used in connection with the provi sion of Services hereunder, and a proportionate share of all consultants' fees relating to the Year 2000 software conversion project, shall be billed separately from the Service Fees and shall be paid by Recipient together therewith.

          3.2 Invoices; Payment Procedures. (a) Not later than 30 days after the end of each calendar month Provider shall send Recipient an invoice that includes a detailed
breakdown of all Service Fees for such month.  All in
voices shall be sent to:  Consolidated Freightways Corpo
ration, attention:  Controller, mailing address:  175
Linfield Drive, Menlo Park, CA 94025. All payments of such invoices shall be made by wire transfer or interbank transfer in immediately available funds to Provider's account at such banks as Provider shall designate to Recipient in writing and shall be made within 15 days after the date of any invoice.

               (b)  Recipient shall establish and main
tain an account ("Payroll Account") from which Provider shall be authorized to draw in order to meet Recipient's gross payroll obligations, and Recipient shall ensure that such Payroll Account is sufficiently funded at all times. Notwithstanding any other provision hereof, (i)
Recipient shall reimburse Provider for each payroll paid by Provider to the employees of the Recipient for the period contemplated above, to the extent that Provider elects to provide funds despite a deficiency in the Payroll Account, and (ii) Recipient shall provide each such reimbursement by wire transfer of immediately avail able funds on the day of the issuance of that payroll to such employees.


          3.3    Disputed Fees.  In the event that Recipient and
Provider have a good faith dispute with respect to the amount of payment for Services actually rendered (other than with respect to the underlying schedule of fees for Services generally), Recipient shall withhold payment only of any unpaid amount in dispute, and shall deliver to Provider promptly (and within 15 days following re ceipt of any invoice from Provider that is the basis of such dispute) a written statement describing the dispute, which statement shall provide a reasonably detailed breakdown of the disputed payment amounts. The parties agree to use their best efforts to resolve any such dispute hereunder within 15 days following Provider's receipt of Recipient's statement describing the dispute.
In the event the parties cannot resolve the dispute within such time period, each discrepancy or disagreement which cannot be so resolved shall be submitted to a firm of nationally recognized independent certified public ac countants (agreed upon by Provider and Recipient), who shall promptly deliver a report setting forth their calculation of each item that was the subject of discrep ancy or disagreement, which report shall be final and binding on the parties. The fees and expenses of such firm shall be borne one-half by Provider and one-half by Recipient and each party shall bear its own other expens es in connection therewith.

           4    TERM; TERMINATION OF SERVICES

          4.1 Term. (a) The term of this Agreement shall com mence on the date hereof and shall continue in effect until the close of business on the third anniversary of the date hereof.

               a) Notwithstanding anything to the contrary in this Agreement, the provisions of Articles 5 and 6 and Sec tions 1.1(c) (solely as relates to indemnification), 1.4(a) (solely as relates to indemnification), 1.6
(solely as relates to indemnification), 4.2, 7.6, 7.7, 7.8, 7.11, 7.12 and 7.13 shall survive any termination of this Agreement or the provision of Services hereunder.

          4.2 Termination of Services. Recipient may at any time, upon six months' irrevocable written notice to Pro vider, terminate all the Services or any Service (or any portion thereof) on a Service by Service basis. Provider may, at any time after the first anniversary of the date hereof, terminate any or all of the Services on six months' irrevocable written notice to Recipient; provid ed, however, Recipient shall be entitled to continue receiving the telecommunication and data processing ser vices through the third anniversary date in its sole discretion. The provision of all Services pursuant hereto shall in any event terminate on or prior to the third anniversary of the date hereof. Upon termination of any Service, all administrative records (which term is not to be construed to include Provider Software) relat ing to that Service as such records relate solely to Recipient which have not already been transferred to the sole possession of Recipient shall be so transferred, it being understood that Provider may retain copies of such records.

5                     COOPERATION

          5.1 Cooperation. Each of the parties shall cooperate with and provide assistance to the other consistent with the terms and conditions hereof (including, without limitation, any limitations relating to software) to enable (i) the full performance of all obligations here under, (ii) the review and audit of books and administrative records as they relate to the provision of Services, and (iii) Recipient, or any of its affiliates or third party service provider, to assume the perfor mance of any and all Services upon termination or prior thereto; such cooperation and assistance to include without limitation providing the other party, its repre sentatives and its agents (including, without limitation, its outside auditors) with reasonable access, during normal business hours and upon reasonable advance notice, to its employees, representatives and agents and its books, administrative records, offices and properties relating to the Services. Nothing in this section 4.1 shall operate to grant any right to Recipient of Provider-owned software, data or other intellectual property.

          5.2 Provider Administrative Records. Provider shall keep administrative records regarding the provision of Services as LJSC has kept records for itself regarding such Services prior to the Distribution, and for each Service shall retain such records for a period of twelve months following the cessation of Provider's provision of that Service to Recipient. Recipient, its agents and representatives shall have reasonable access during normal business hours and upon reasonable advance notice to such records (which term is not to be construed to include Provider Software) from the date hereof through the end of the period for retaining such records pursuant to this Section 4.2.

          5.3 Periodic Review of Services. From time to time during the term of this Agreement, but not less frequently than once each month, the parties shall meet and discuss the nature, quality, and level of Services covered by this Agreement, any concerns either party may have in regard to such matters, and any amendments either party may wish to make to the Services specified in Exhibit A.

6                    FORCE MAJEURE

          6.1 Force Majeure. Each party shall be relieved of its obligations hereunder if and to the extent that any of the following events or conditions directly or indi rectly hinder, limit or make impracticable the perfor mance by that party of any of its obligations hereunder:
Act of God, war, riot, fire, earthquake, explosion, flood, sabotage, national defense requirement, strike, lockout, job action, injunction, act or order of a govern mental agency or instrumentality thereof (whether of fact or law), act of a public enemy, embargo or other concert ed act of workers, telecommunications failures or elec trical failures; provided, that Provider shall continue to have in place at all times disaster recovery proce dures consistent with past practices of LJSC regarding
CFCD to enable rapid recovery from any such event or condition. Such procedures may be subject to revision by Provider from time to time as may be required in the ordinary course of business, provided, that such revi sions do not adversely affect the levels of protection afforded by such procedures. Prior to being relieved of any obligations hereunder Provider shall have used com mercially reasonable efforts (consistent with past prac tices) to remove or otherwise address the effects of any such event or condition as soon as practicable. Recip ient shall be liable for all costs incurred by Provider in connection with any Service that Provider fails to com plete and provide as a result of any such event or condi tion.

7                   CONFIDENTIALITY

          7.1 Confidentiality. The parties acknowledge that in connection with the provision of Services hereunder, each may gain access to confidential and proprietary informa tion regarding the other's financial and business affairs
(hereinafter "Confidential Information" or "Informa tion"). Each party hereby agrees to use commercially rea sonable efforts to:

                    a) confine its access to and examination of Confiden tial Information to the minimum Information necessary to enable Provider to provide the Services hereunder and Recipient to operate its business;

                    b) limit access to such Information only to those individuals who reasonably need to receive such access to enable Provider to provide the Services hereunder and Recipient to operate its business;

                    c) inform such individuals of the confidential nature of such Information and take all reasonable steps to secure the compliance of such individuals with the terms of this Article 6;

                    d) use such Information solely to enable Provider to provide the Services hereunder and Recipient to operate its business;

                    e) keep such Information confidential and not disclose it to any third party in any manner except as may be required by law or court order; and

                    f) provide the other party with reasonable access to that party's employees, representatives and agents and its books and administrative records relating to the relevant business (including, without limitation, any and all computer access reports and security access reports) in order for the other party to monitor compliance with this Article 6.

          Notwithstanding the foregoing, disclosures of
Information may be made to third parties: (i) with the prior written consent of the party whose Information it is, (ii) if the Information is in the public domain and has entered the public domain through no fault of the party seeking to make such disclosure or its affiliates or representatives, (iii) if the Information is lawfully acquired by the party seeking to make such disclosure or its affiliates or representatives from sources other than the party whose Information it is or its affiliates or representatives and none of the party seeking to make such disclosure, its affiliates or its representatives is aware that such source was under any obligation (whether contractual, legal or fiduciary) to the party whose Information it is or any of its affiliates or representa tives to keep such Information confidential or (iv) to the extent disclosure is compelled by law or court order.
Each party shall be responsible for any breach of this
Article 6 caused by itself or any of its employees, agents or representatives. Anything contained herein to the contrary notwithstanding, the parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Article 6 was not performed in accordance with its terms, and that the parties shall be entitled to specific performance as the sole remedy.

8                    MISCELLANEOUS

          8.1 Notices. All notices, requests, demands, con sents, waivers and other communications required or permitted to be given under this Agreement (excluding invoices as described in Section 2.2 above) shall be in writing and may be given by any of the following methods:
(a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service.
Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party or other person as shall be specified by notice given hereunder):

                         If to Provider to:

               CNF Service Company, Inc.
               1717 N.W. 21st Avenue
               Portland, OR  97209
               Attention:  Controller
               Fax No.:

               with a copy to:

               Consolidated Freightways, Inc.
               3240 Hillview Avenue
               Palo Alto, CA  94304
               Attention:  General Counsel
               Fax No.: (415) 494-8372

               If to Recipient to:

               Consolidated Freightways Corporation
               175 Linfield Drive
               Menlo Park, CA  94025
               Attention:  General Counsel
               Fax No.:


          All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee or (ii) actual delivery thereof to the appropriate address.

          8.2 Severability. Should any provision of this Agree ment for any reason be declared invalid or unenforceable, such declaration shall not affect the validity or en forceability of any of the other provisions of this Agree ment, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it has been held invalid or unen forceable shall be valid and enforced to the fullest extent permitted by law.

          8.3 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nei ther this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written con sent of the other party hereto; provided, (i) that either of the parties hereto may without such prior written consent transfer or assign its rights hereunder to one or more of its affiliates, but no such transfer arrangement shall release the transferring party of its obligations hereunder and (ii) that Provider may subcontract to any party so long as Provider remains liable for the performance of Services provided by any such subcon tractor.

          8.4 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respec tive successors and permitted assigns, and shall not be deemed to confer upon or give to any other party any remedy, claim, liability, reimbursement, cause of action or other right.

          8.5 Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          8.6 Jurisdiction and Consent to Service. In accor dance with the laws of the State of Oregon, and without limiting the jurisdiction or venue of any other court, the parties (a) agree that any suit, action or proceeding arising out of or relating to this Agreement (other than proceedings arising under Section 2.3 above with respect to the amount of payment for Services) shall be brought solely in the state or federal courts of Oregon; (b) con sent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waive any objection which any of them may have to the laying of venue in any such suit, action or proceeding in any such court; and (d) agree that service of any court paper may be made in any manner as may be provided under the applicable laws or court rules governing service of process in such court.

          8.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Any conflicts between the language herein and the language used in the Distribution Agreement shall be resolved in favor of the language used herein.

          8.8    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF OREGON (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE
GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS
THEREOF) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO
MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE
AND REMEDIES.

          8.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          8.10   Relationship of the Parties.  Provider and
Recipient each acknowledge that they are separate enti ties, each of which has entered into this Agreement for independent business reasons. Except as provided below in this Section 7.10, the relationship of Provider to Recipient hereunder is that of an independent contractor and nothing herein shall be deemed or construed to create a relationship of partnership, employment, agency, joint venture, or any other relationship. Except as provided below in this Section 7.10, neither party shall transact any business in the name of the other party or obligate or commit the other party in any manner. In recognition of the fact that some of the Services to be provided by Provider pursuant to this Agreement will require that personnel employed by Provider engage in business deal ings with customers, vendors, or others with whom Recipi ent does business and that it is to Recipient's advantage for such business dealings to be conducted on behalf of and in the name of Recipient, Recipient may authorize
Provider to use any of its names, whenever (a) necessary or appropriate in providing Services or other assistance hereunder and (b) Recipient explicitly so instructs
Provider, in writing. Recipient shall indemnify and hold harmless Provider against all Losses and Liabilities incurred by Provider and arising from this Section 7.10, such indemnification to be provided in a like manner to the provision of indemnification under the Distribution
Agreement.

          8.11 Waiver. Any failure by either party to comply with any obligation, covenant or agreement herein or to fulfill any condition herein may be waived only by a written notice from the party entitled to the benefits thereof. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right or any other right hereunder by that party.

          8.12 Sole Remedy; No Damages. If Recipient becomes dissatisfied with the quality or level of Services provided hereunder, claims any breach of this Agreement by Provider or otherwise becomes dissatisfied with any matter relating hereto or arising herefrom, its sole remedy shall be termination of all or a part of the Services without right to seek actual, compensatory or consequential damages. RECIPIENT HEREBY ACKNOWLEDGES AND
AGREES THAT IT IS HEREBY WAIVING CERTAIN LEGAL RIGHTS AND
REMEDIES, AND THAT THIS WAIVER IS A FUNDAMENTAL ELEMENT
OF THE BARGAIN BETWEEN THE PARTIES HERETO, WITHOUT WHICH
PROVIDER WOULD NOT HAVE ENTERED INTO THIS AGREEMENT.
RECIPIENT HEREBY ACKNOWLEDGES AND AGREES FURTHER THAT,
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HERE
IN, PROVIDER MAY, BUT SHALL IN NO EVENT BE OBLIGATED TO,
ADVANCE FUNDS OR INCUR COSTS IN CONNECTION WITH ITS
PERFORMANCE HEREUNDER.
            Indemnification. Recipient, at its own expense, shall indemnify, defend and hold Provider, its subsidiaries and their present or former officers, directors, shareholders, agents, employees, representatives, successors-in-interest, parents, affiliates, insurers, attorneys and assigns (collectively, the "Indemnified
Parties") harmless from and against any claims, judgments, losses, deficiencies, damages, punitive or exemplary damages, fines or penalties, liabilities, costs and expenses (including reasonable attorneys' fees, charges and disbursements) whether required to be paid to a third party or otherwise incurred in connection with or arising from any claim, suit, action or proceeding
("Claim") against the Indemnified Party to the extent the basis of such Claim is that: (i) Recipient has failed to pay any amounts owed to third parties in connection with the Services provided by Provider under this Agreement;
(ii) a third party has been or may be injured or damaged in any way by any breach of Recipient of any of its duties, representations or warranties under this Agree ment; (iii) Recipient or any of its employees, agents, or services acted improperly in connection with the notifi cation, investigation, adjustment or settlement of claims and losses arising out of the Services described in Exhibit A, and (iv) there is any other liability or obligation arising out of Provider's administration or operation of the Services or functions described in Exhibit A, except to the extent that same arises from the gross negligence or willful misconduct of Provider. The provision of indemnification under this Section 7.13 shall be in a like manner to the provision of indemnifi cation under the Distribution Agreement.

          IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its duly autho rized representative as of the day and year first above written.

                         CNF SERVICE COMPANY, INC.,
                           on behalf of itself and its
                           wholly owned subsidiaries



                         By:/s/ D. E. Moffitt
                            Name:  Donald E. Moffitt
                            Title:  President and Chief
                            Executive Officer



                         CONSOLIDATED FREIGHTWAYS
                           CORPORATION,
                           on behalf of itself and its
                           wholly owned subsidiaries


                         By:/s/ S. D. Richards
                             Name:  Stephen D. Richards
                             Title: Senior Vice Presi-
                              dent and General Counsel